Exhibit (a)(5)(N)

Contact: Mike MacMillan/Chris Sullivan
MacMillan Communications
212.473.4442
mike@macmillancom.com

MARKET VECTORS ETF TRUST ANNOUNCES REBALANCING TRANSACTIONS
ASSOCIATED WITH ITS EXCHANGE OFFERS FOR MERRILL LYNCH HOLDRS®

NEW YORK, (December 20, 2011) –Van Eck Global made public this afternoon the results of rebalancing transactions associated with exchange offers by its Market Vectors ETF Trust for six Merrill Lynch-sponsored HOLDRS: Oil Service (OIH), Semiconductor (SMH), Pharmaceutical (PPH), Biotech (BBH), Retail (RTH), and Regional Bank (RKH). Earlier today, the firm announced the expiration of the exchange offers and the formal acceptance of validly tendered HOLDRS. (This announcement was made through a separate press release, which can be found on the firm’s website at vaneck.com/holdrs.)

     The Rebalanced HOLDRS Securities Value, as summarized below, is the value of the securities underlying the tendered HOLDRS receipts after giving effect to purchases and sales performed by the Transition Manager (ConvergEx Group) today, December 20, 2011, following the expiration of the exchange offers. Values shown are for a round lot of 100 HOLDRS/100 shares of an ETF. The Rebalanced HOLDRS Securities Values can also be found on the company’s website at vaneck.com/holdrs.

				Market Value
OIH			Rebalanced	as of 4PM
Rebalanced HOLDRS Securities Value			HOLDRS Weighting	NYC Time
#	Security	Ticker
1	BAKER HUGHES INC	BHI US	6.7%	759.41
2	CAMERON INTERNATIONAL CORP	CAM US	4.4%	505.13
3	COMPLETE PRODUCTION SERVICES	CPX	1.0%	118.41
4	CORE LABORATORIES N.V.	CLB	2.4%	273.50
5	DIAMOND OFFSHORE DRILLING	DO US	1.7%	198.94
6	DRESSER-RAND GROUP INC	DRC	1.8%	208.53
7	ENSCO PLC-SPON ADR	ESV US	3.0%	340.49
8	FMC TECHNOLOGIES	FTI US	4.7%	536.27
9	HALLIBURTON CO	HAL US	9.7%	1,107.06
10	HELMERICH & PAYN	HP US	2.7%	309.65
11	MCDERMOTT INTL	MDR US	1.1%	125.73
12	NABORS INDS LTD	NBR US	2.2%	249.78
13	NATIONAL OILWELL VARCO INC	NOV US	9.1%	1,034.36

14	NOBLE CORP	NE US	3.6%	407.51
15	OCEANEERING INTL INC	OII US	2.2%	256.16
16	OIL STATES INTL	OIS US	1.7%	194.80
17	PATTERSON-UTI	PTEN US	1.4%	155.12
18	ROWAN COMPANIES INC	RDC	1.7%	198.36
19	SCHLUMBERGER LTD	SLB US	19.3%	2,202.10
20	SEADRILL LTD	SDRL	4.4%	505.29
21	SUPERIOR ENERGY	SPN US	1.0%	112.65
22	TENARIS-ADR	TS US	3.8%	429.45
23	TIDEWATER INC	TDW	1.1%	124.66
24	TRANSOCEAN LTD	RIG US	4.7%	533.20
25	WEATHERFORD INTL LTD	WFT US	4.6%	520.01
26	Cash		0.1%	10.81
	Rebalanced HOLDRS Securities Value		100.00%	11,417.39

				Market Value
SMH			Rebalanced	as of 4PM
Rebalanced HOLDRS Securities Value			HOLDRS Weighting	NYC Time
#	Security	Ticker
1	ADVANCED MICRO DEVICES	AMD	1.20%	34.53
2	ALTERA CORP	ALTR	4.50%	134.22
3	ANALOG DEVICES	ADI	4.00%	118.61
4	APPLIED MATERIALS INC	AMAT	4.40%	130.82
5	ARM HOLDINGS PLC-SPONS ADR	ARMH	4.40%	133.04
6	ASML HOLDING-NY	ASML US	5.10%	154.16
7	ATMEL CORP	ATML US	1.40%	41.58
8	AVAGO TECHNOLOGIES LTD	AVGO	2.20%	66.01
9	BROADCOM CORP-A	BRCM US	4.90%	147.99
10	CREE INC	CREE US	0.90%	26.89
11	INTEL CORP	INTC	19.50%	583.47
12	KLA-TENCOR CORP	KLAC US	3.10%	91.47
13	LAM RESEARCH	LRCX US	1.70%	50.61
14	LINEAR TECH CORP	LLTC US	2.60%	77.00
15	MARVELL TECHNOLOGY GROUP LTD	MRVL	2.70%	80.80
16	MAXIM INTEGRATED PRODUCTS	MXIM	2.90%	86.60
17	MICROCHIP TECHNOLOGY INC	MCHP	2.50%	75.62
18	MICRON TECH	MU US	2.20%	64.60
19	NVIDIA CORP	NVDA	3.10%	91.33
20	ON SEMICONDUCTOR	ONNN US	1.20%	36.64
21	SKYWORKS SOLUTIONS INC	SWKS	1.10%	32.81
22	TAIWAN SEMICONDUCTOR-SP ADR	TSM	12.80%	383.48
23	TERADYNE INC	TER	1.00%	28.92
24	TEXAS INSTRUMENT	TXN US	7.30%	218.07

25	XILINX INC	XLNX	3.20%	97.12
26	Cash		0.12%	8.91
	Rebalanced HOLDRS Securities Value		100.00%	2,995.30

				Market Value
PPH			Rebalanced	as of 4PM
Rebalanced HOLDRS Securities Value			HOLDRS Weighting	NYC Time
#	Security	Ticker
1	ABBOTT LABORATORIES	ABT	4.9%	353.80
2	ALLERGAN INC	AGN	4.6%	328.30
3	ASTRAZENECA PLC-SPONS ADR	AZN	4.9%	351.72
4	BRISTOL-MYER SQB	BMY US	5.1%	368.91
5	ELAN CORP PLC -SPONS ADR	ELN	2.5%	183.26
6	ELI LILLY & CO	LLY	4.6%	331.42
7	ENDO PHARMACEUT HLDGS INC	ENDP	1.7%	119.09
8	FOREST LABS INC	FRX US	3.3%	235.42
9	GLAXOSMITHKLINE PLC-SPON ADR	GSK	4.9%	353.90
10	HOSPIRA INC	HSP US	2.0%	141.39
11	JOHNSON & JOHNSON	JNJ	7.4%	534.48
12	MEDICIS PHARMACEUTICAL-CL A	MRX	0.8%	58.56
13	MERCK & CO. INC.	MRK US	5.1%	367.73
14	MYLAN INC	MYL	3.7%	266.10
15	NOVARTIS AG-ADR	NVS	5.6%	406.17
16	NOVO-NORDISK A/S-SPONS ADR	NVO	4.4%	316.12
17	PERRIGO CO	PRGO US	3.5%	254.79
18	PFIZER INC	PFE US	7.0%	506.14
19	SALIX PHARMACEUTICALS LTD	SLXP	1.1%	77.25
20	SANOFI-AVENTIS-ADR	SNY	4.9%	354.21
21	SHIRE PLC-ADR	SHPGY	4.4%	317.83
22	TEVA PHARMACEUTICAL-SP ADR	TEVA	4.7%	336.64
23	VALEANT PHARMACEUTICALS INTE	VRX	4.3%	309.08
24	WARNER CHILCOT-A	WCRX US	1.2%	83.06
25	WATSON PHARMACEUTICALS INC	WPI	3.3%	236.22
26	Cash		0.0%	0.00
	Rebalanced HOLDRS Securities Value		100.00%	7,191.62

Market Value
BBH			Rebalanced	as of 4PM
Rebalanced HOLDRS Securities Value			HOLDRS Weighting	NYC Time
#	Security	Ticker
1	ACORDA THERAPEUTICS INC	ACOR	0.9%	96.22

2	ALEXION PHARMACEUTICALS INC	ALXN	4.8%	511.79
3	AMGEN INC	AMGN US	17.5%	1,847.55
4	AMYLIN PHARMACEUTICALS INC	AMLN	1.6%	165.04
5	BIOGEN IDEC INC	BIIB US	8.2%	868.06
6	BIOMARIN PHARMAC	BMRN US	3.7%	395.57
7	CELGENE CORP	CELG	9.3%	987.99
8	CHARLES RIVER LABORATORIES	CRL	1.4%	145.73
9	CUBIST PHARMACEUTICALS INC	CBST	2.5%	262.82
10	DENDREON CORP	DNDN US	1.2%	122.50
11	EXELIXIS INC	EXEL	0.6%	58.71
12	GEN-PROBE INC	GPRO	2.7%	290.51
13	GILEAD SCIENCES	GILD US	8.7%	924.16
14	HUMAN GENOME SCIENCES INC	HGSI	1.3%	139.65
15	ILLUMINA INC	ILMN US	3.3%	353.10
16	INCYTE CORP	INCY	1.7%	175.95
17	INTERMUNE INC	ITMN	0.6%	65.90
18	LIFE TECHNOLOGIES CORP	LIFE	4.4%	469.55
19	MYRIAD GENETICS	MYGN US	1.8%	186.44
20	ONYX PHARMACEUTICALS INC	ONXX	2.6%	277.47
21	PHARMASSET INC	VRUS	4.3%	458.22
22	QIAGEN NV	QGEN US	3.1%	327.26
23	REGENERON PHARMACEUTICALS	REGN	4.0%	423.15
24	UNITED THERAPEUTICS CORP	UTHR	2.3%	245.36
25	VERTEX PHARM	VRTX US	5.0%	530.86
26	Cash		2.4%	254.72
	Rebalanced HOLDRS Securities Value		100.00%	10,584.29

				Market Value
RTH			Rebalanced	as of 4PM
Rebalanced HOLDRS Securities Value			HOLDRS Weighting	NYC Time
#	Security	Ticker
1	AMAZON.COM INC	AMZN	7.0%	784.68
2	AMERISOURCEBERGE	ABC US	2.6%	295.65
3	BED BATH & BEYOND INC	BBBY	3.9%	437.25
4	BEST BUY CO INC	BBY	1.8%	202.67
5	CARDINAL HEALTH	CAH US	3.6%	405.13
6	COSTCO WHOLESALE CORP	COST	4.9%	544.11
7	CVS CAREMARK COR	CVS US	5.7%	633.66
8	GAP INC/THE	GPS US	1.6%	181.95
9	HOME DEPOT INC	HD	6.9%	768.93
10	J.C. PENNEY CO INC	JCP	1.2%	132.04
11	KOHLS CORP	KSS	3.2%	356.78

12	KROGER CO	KR	3.6%	400.77
13	LOWE'S COS INC	LOW	5.2%	580.99
14	LTD BRANDS INC	LTD US	2.5%	280.24
15	MACY'S INC	M US	3.6%	399.51
16	MCKESSON CORP	MCK US	4.4%	497.67
17	NETFLIX INC	NFLX	1.0%	106.90
18	SAFEWAY INC	SWY	1.9%	209.01
19	STAPLES INC	SPLS	2.6%	293.75
20	SYSCO CORP	SYY US	4.5%	506.06
21	TARGET CORP	TGT	4.9%	543.72
22	TJX COMPANIES INC	TJX	4.6%	512.61
23	WALGREEN CO	WAG	4.9%	552.37
24	WAL-MART STORES INC	WMT	11.0%	1,231.74
25	WHOLE FOODS MARKET INC	WFM US	2.8%	318.31
26	Cash		0.1%	18.61
	Rebalanced HOLDRS Securities Value		100.00%	11,195.14

				Market Value
RKH			Rebalanced	as of 4PM
Rebalanced HOLDRS Securities Value			HOLDRS Weighting	NYC Time
#	Security	Ticker
1	BANCO BILBAO VIZCAYA-SP ADR	BBVA US	3.2%	224.92
2	BANCO BRADESCO-ADR	BBD	2.5%	172.04
3	BANCO SANTAN-ADR	STD US	5.0%	349.16
4	BANCO SANTANDER BRASIL-ADS	BSBR	2.4%	163.15
5	BANK OF AMERICA CORP	BAC	4.2%	288.35
6	BANK OF MONTREAL	BMO	2.7%	187.48
7	BANK OF NOVA SCOTIA	BNS	4.1%	287.09
8	BARCLAYS PLC-SPONS ADR	BCS	2.0%	140.80
9	CITIGROUP INC	C US	5.3%	370.50
10	CREDIT SUISSE GROUP-SPON ADR	CS CN	2.1%	143.26
11	DEUTSCHE BANK AG-REGISTERED	DB	2.7%	185.94
12	GOLDMAN SACHS GP	GS US	3.4%	235.54
13	HSBC HOLDINGS PLC-SPONS ADR	HBC	10.1%	698.77
14	ICICI BANK LTD-SPON ADR	IBN	0.7%	45.62
15	ING GROEP N.V.-SPONSORED ADR	ING	2.1%	144.24
16	ITAU UNIBANCO HLDNG-PREF ADR	ITUB	3.3%	225.52
17	JPMORGAN CHASE	JPM US	9.2%	640.38
18	MITSUBISHI UFJ FINL GRP-ADR	MTU	4.2%	292.60
19	MORGAN STANLEY	MS US	1.6%	108.36
20	ROYAL BANK OF CANADA	RY	5.2%	357.19
21	SCHWAB (CHARLES)	SCHW US	0.9%	64.11

22	TORONTO-DOMINION BANK	TD	5.2%	360.01
23	UBS AG-REG	UBS	3.3%	231.65
24	US BANCORP	USB US	4.0%	280.17
25	WELLS FARGO & CO	WFC US	10.3%	713.52
26	Cash		0.3%	16.15
	Rebalanced HOLDRS Securities Value		100.00%	6,926.53

About Market Vectors

     Founded in 1955, Van Eck Global was among the first U.S. money managers helping investors achieve greater diversification through global investing. Today, the firm continues this tradition by offering innovative, actively managed investment choices in hard assets, emerging markets, precious metals including gold, and other alternative asset classes. Van Eck Global has offices around the world and manages approximately $30.8 billion in investor assets as of September 30, 2011.

     Market Vectors exchange-traded products have been offered by Van Eck Global since 2006 and span many asset classes, including equities, municipal bonds and other fixed income as well as currencies. The Market Vectors family currently totals $21.7 billion in assets under management, making it the sixth largest ETF family in the U.S. and the ninth largest worldwide as of September 30, 2011.

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Important Disclosure

All information in this material (other than opinions or expectations) concerning applicable HOLDRS, including their business and operations, was provided by Merrill Lynch & Co., Inc. All information in this material concerning Van Eck ETFs, including its business, operations and financial results, was provided by Van Eck. Information on HOLDRS assets under management and trading volume was sourced from Bloomberg.

Investing involves substantial risk and high volatility, including possible loss of principal. An investor should consider the investment objective, risks, charges and expenses of a new ETF carefully before investing. Please read the prospectus and summary prospectus carefully before investing.

Investors may obtain free copies of the prospectus and summary prospectus, and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, free copies of the prospectus and summary prospectus, and other documents filed with the SEC may also be obtained by directing a request to: Van Eck Securities Corporation, Distributor, 335 Madison Avenue, New York, NY 10017 or by calling: 800.826.2333 or visiting vaneck.com/holdrs.

     Van Eck Securities Corporation, Distributor, 335 Madison Avenue, New York, NY 10017